Exhibit 10.34

CONSENT TO ASSIGNMENT

This Consent to Assignment (this “Consent”) is made as of                          , 201    , by ARE-901/951 GATEWAY BOULEVARD, LLC, a Delaware limited liability company, having an address of 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), to THERAVANCE, INC., a Delaware corporation (“Tenant”), and THERAVANCE BIOPHARMA US, INC., a Delaware corporation (“Assignee”), with reference to the following Recitals.

R E C I T A L S

A.                                    Tenant is the holder of the tenant’s interest in, to, and under that certain Amended and Restated Lease Agreement, dated as of January 1, 2001, by and between Landlord, as successor landlord, and Tenant, as successor tenant, as amended by that certain First Amendment to Lease, dated as of June 1, 2010, that certain Second Amendment to Lease, dated as of October 1, 2010, and that certain Third Amendment to Lease, dated as of September       , 2013 (collectively, the “Lease”), with respect the property located at 951 Gateway Blvd., South San Francisco, California 94080 (the “Property”).

B.                                    Tenant desires to assign its interest in the Lease, the premises demised thereunder, and any security deposit held by Landlord thereunder to Assignee, all as more particularly described in and pursuant to the provisions of that certain ASSIGNMENT AND ASSUMPTION OF LEASE, dated as of                     ,                  (the “Assignment”), a copy of which is attached hereto as Exhibit A.

C.                                    Tenant desires to obtain Landlord’s consent to the Assignment.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the assignment of the Lease to Assignee, such consent being subject to and upon the following terms and conditions to which Tenant and Assignee hereby agree:

1.                                      All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.                                      This Consent shall not be effective and the Assignment shall not be valid nor shall Assignee take possession of the Premises unless and until Landlord shall have received: (a) a fully executed counterpart of the Assignment, (b) a fully executed counterpart of this Consent, and (c) a certificate of insurance in form and substance compliant with the terms of the Lease and otherwise reasonably satisfactory to Landlord.  Tenant and Assignee represent and warrant to Landlord that the copy of the Assignment attached hereto as Exhibit A is true, correct and complete in all material respects.

3.                                      Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Assignment, all of which shall be subordinate and at all times subject to all of the covenants, agreements, terms, provisions and conditions contained in the Lease.

[Address of Property]

[Tenant/Assignee]

4.                                      Nothing contained herein or in the Assignment shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Assignee’s obligation to obtain any required consents for any other or future assignments or sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease (including, without limitation, any liability to Tenant for any portion of the security deposit held by Landlord under the Lease, all interests in which have been assigned by tenant to Assignee), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord, Tenant and Assignee to be in full force and effect.  Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the “Tenant” party thereunder to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder.

5.                                      Notwithstanding anything in the Assignment to the contrary:

(a)                                 Assignee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease.

(b)                                 Tenant and Assignee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Assignment and this Consent, as among Landlord, Tenant and Assignee the terms of this Consent shall control.  As between Tenant and Assignee, in the event of any conflict between the terms of the Assignment and this Consent, the terms of the Assignment shall control.

6.                                      Upon a default by Assignee under the Lease, Landlord may proceed directly against Assignee, Tenant, any guarantors or anyone else liable under the Lease or the Assignment without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.  The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

7.                                      Tenant shall pay any broker commissions or fees that may be payable as a result of the Assignment and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Assignment which result from the actions of Tenant.  Assignee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Assignment which result from the actions of Assignee.

8.                                      Tenant and Assignee agree that the Assignment will not be modified or amended in any way without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Any modification or amendment of the Assignment without Landlord’s prior written consent shall be void and of no force or effect.

9.                                      This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

10.                               This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

11.                               This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Property is located, without regard to its principles of conflicts of law.

12.                               To the knowledge of each of Tenant and Assignee, without inquiry, and as of the date of execution of this Consent by each of Tenant and Assignee, as applicable, Tenant and Assignee are currently (a) in compliance with and, with respect to the Assignee, shall at all times during the Term of the Lease remain, in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and, with respect to the Assignee, shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

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IN WITNESS WHEREOF, Landlord, Tenant and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-901/951 GATEWAY BOULEVARD, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

By:

TENANT:	THERAVANCE, INC., a Delaware corporation

By:
Its:

ASSIGNEE:	THERAVANCE BIOPHARMA US, INC., a Delaware corporation

By:
Its:

Exhibit A

Copy of Assignment

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is dated for reference purposes only as of                             , 2014 (“Reference Date”) by and between Theravance, Inc., a Delaware corporation (“Assignor”), and Theravance BioPharma US, Inc., a Delaware corporation (“Assignee”), with respect to the following facts:

A.                                    HMS Gateway Office L.P., predecessor-in-interest to ARE-901/951 Gateway Boulevard, LLC, a Delaware limited liability company (“Landlord”), as Landlord, and Assignor, under its previous name Advanced Medicine, Inc., a Delaware corporation, as Tenant, entered into that certain Amended and Restated Lease Agreement, dated as of January 1, 2001 (“Original Lease”), as amended by that certain First Amendment to Lease, dated as of June 1, 2010 (“First Amendment”), that certain Second Amendment to Lease, dated as of October 1, 2010 (“Second Amendment”), and that certain Third Amendment to Lease, dated as of September 27, 2013 (“Third Amendment”, and, together with the Original Lease, the First Amendment and the Second Amendment hereinafter collectively referred to as the “Lease”), with respect to those premises containing approximately 39,828 rentable square (“Premises”) comprising the entirety of the first and third floors of the building located at 951 Gateway Boulevard, South San Francisco, California  94080 (“Building”).  A true and correct copy of the Lease is attached hereto as Exhibit A and incorporated by reference herein.

B.                                    Assignee is a wholly-owned subsidiary of Assignor.  Assignor intends to separate Assignor’s business from Assignee’s business and to spin Assignee off as an independent corporation not later than June 30, 2014.  In connection with the spin-off, Assignor intends to assign the Lease to Assignee as of the effective date of the spin-off (“Separation Date”).

C.                                    Assignor desires to assign all of its rights and obligations under the Lease to Assignee, and Assignee desires to assume all such rights and obligations, on the terms and conditions set forth below.

D.                                    Capitalized terms not defined herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Assignment:  As of the Separation Date (the “Effective Date”), Assignor hereby grants, transfers, assigns and sets over to Assignee all of Assignor’s right, title and interest of whatsoever nature or kind in and to the Lease.  Assignor hereby represents and warrants for the benefit of Assignee, as of the date of Assignor’s execution of this Assignment, all of the following: (i) the Lease is in full force and effect; (ii) Assignor is not in default under, and, to the best of the actual knowledge of Assignor, Landlord is not in default under, the Lease; (iii) there are no amendments to the Lease except as referenced in Recital A above; (iv) to the best of the

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actual knowledge of Assignor, Assignor has no pending claims or offsets against Landlord; (v) Assignor has paid the Rent due and payable under the Lease through                           , 2014; (vi) the Expiration Date of the Lease is May 31, 2020; and (vii) “Tenant” has two (2) options to extend the Term of the Lease for successive periods of five (5) years each.

2.                                      Acceptance and Assumption:  From and after the Effective Date, Assignee accepts the foregoing assignment of the Lease, assumes all of Assignor’s right, title and interest of whatsoever nature or kind in and to the Lease and expressly agrees to perform and fulfill all of the terms and obligations to be performed by the “Tenant” under the Lease.

3.                                      Assignor’s Obligations:  Assignor shall perform all of the obligations of the “Tenant” under the Lease through and including the day prior to the Effective Date.

4.                                      Assignee’s Obligations:  Assignee shall perform all of the obligations of the “Tenant” under the Lease from and after the Effective Date.

5.                                      Indemnities:

A.                                    Assignor’s Indemnity.  Assignor shall indemnify, defend, protect and hold harmless Assignee from all damages, liabilities, claims, judgments, actions, attorneys’ fees, consultants’ fees, costs and expenses arising from any breach by Assignor of any terms or conditions of the Lease prior to the Effective Date.

B.                                    Assignee’s Indemnity.  Assignee shall indemnify, protect, defend and hold harmless Assignor from all damages, liabilities, claims, judgments, actions, attorneys’ fees, consultants’ fees, costs and expenses arising from any breach by Assignee of any terms or conditions of the Lease from and after the Effective Date.

6.                                      Conditions Precedent:  Assignor and Assignee acknowledge and agree that the effectiveness of this Assignment is conditioned upon the occurrence of all of the following:

(i)                                     the approval of this Assignment by the appropriate management of Assignor;

(ii)                                  the approval of this Assignment by the appropriate management of Assignee; and

(iii)                               the written consent of Landlord to this Assignment, which Consent to Assignment (the “Consent”) shall be in a form reasonably acceptable to Assignor and Assignee.

Upon execution of this Assignment by both parties, Assignor shall use commercially reasonable efforts to obtain the Consent from Landlord.  If Assignor fails to obtain the Consent from Landlord within sixty (60) days following the Effective Date, then following the expiration of

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such sixty (60)-day period, and at any time before receiving the Consent, Assignor may terminate this Assignment by written notice to Assignee.

Also notwithstanding anything to the contrary contained in this Assignment, if the Separation Date has not occurred by June 30, 2014, this Assignment shall be null and void and of no further force or effect.

7.                                      Miscellaneous:  This Assignment shall be governed by and construed in accordance with the laws of the State of California.  Any waiver by either party of any breach of any term or condition of this Assignment shall not operate as a waiver of any other breach of such term or condition or of any other term or condition of this Assignment, nor shall any failure by either party to enforce any term or condition of this Assignment operate as a waiver of such term or condition of any other term or condition of this Assignment, nor constitute nor be deemed to constitute a waiver or release of the other party for anything arising out of, connected with or based upon this Assignment.  The parties each agree to execute and deliver such other documents, certificates and agreements, and to take such other actions as may be reasonably necessary or appropriate to carry out and further the purposes of this Assignment.  In the event of any litigation involving the parties to this Assignment to enforce any provision of this Assignment, to enforce any remedy available upon default under this Assignment, or seeking a declaration of the rights of either party under this Assignment, the prevailing party shall be entitled to recover from the other party such reasonable attorneys’ fees and costs as may reasonably be incurred, as awarded by the court hearing the matter.  If any term, covenant, condition or provision of this Assignment, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Assignment, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Each person signing this Assignment warrants that s/he is authorized to do so, and by so doing binds the entity which s/he represents to perform the obligations set forth herein.  This Assignment may be executed in counterparts and, when assembled, the counterparts shall be considered a single instrument. Facsimile signatures and PDF format signatures sent by electronic mail shall be treated and have the same effect as original signatures.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the latest of the dates set forth below.

ASSIGNOR:

THERAVANCE, INC., a Delaware corporation

By:

Title:

Dated:

ASSIGNEE:

THERAVANCE BIOPHARMA US, INC., a Delaware corporation

By:

Title:

Dated: